Exhibit 5.1
Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
300 Convent Street, Suite 2200
San Antonio, Texas 78205-3792
www.fulbright.com

telephone: (210) 224-5575	facsimile: (210) 270-7205
November 19, 2010
Rush Enterprises, Inc.
555 IH 35 South
New Braunfels, Texas 78130
Re: Registration Statement on Form S-8
Ladies and Gentleman:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Rush Enterprises, Inc., a Texas corporation (the “Company”), relating to $15,000,000 of unsecured obligations (the “Deferred Compensation Obligations”) of the Company to pay deferred compensation in the future in accordance with the Company’s Deferred Compensation Plan.
As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion the Deferred Compensation Obligations have been duly authorized and, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P. Fulbright & Jaworski L.L.P.
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